UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In 2003, The Prudential Insurance Company of America (“Prudential Insurance”), a wholly owned domestic insurance subsidiary of the registrant, established a Funding Agreement Notes Issuance Program (the “Program”) pursuant to which a Delaware statutory trust issues medium-term notes (the “Notes”), which are included in the registrant’s consolidated balance sheet, secured by funding agreements issued to the trust by Prudential Insurance and included in the registrant’s Retirement segment. The funding agreements provide cash flow sufficient for the debt service on the Notes. The Notes are sold in transactions not requiring registration under the Securities Act of 1933, as amended. Between September 30, 2007 and January 24, 2008, the statutory trust issued an additional $1.05 billion aggregate principal amount of Notes. As of January 24, 2008, the aggregate principal amount of Notes outstanding was $8.98 billion, and the aggregate principal amount of Notes issued was $10.58 billion, out of an aggregate authorized of $15 billion (or the equivalent in other currencies, currency units or composite currencies) at any one time outstanding. The Notes have fixed or floating interest rates and original maturities ranging from one to ten years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2008

PRUDENTIAL FINANCIAL, INC.

By:	/S/ STEPHEN W. GAUSTER
Name: Stephen W. Gauster Title: Vice President and Assistant Secretary